N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does
 not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Wells Fargo Advantage Adjustable Rate Government Fund

			72DD		73A		74U        	74V
			Dollar		Per Share	Shares
       			Distributions	Distributions	Outstanding	NAV
Class A			698,943		0.0347		38,749,786	9.12
Class B			40,807	        0.0231		5,506,650	9.12
Class C			263,192		0.0228		37,305,331	9.12
Class Admin		2		0.0225		10,034		9.12
Class Insituitonal	923,652 	0.0385		40,352,150	9.12
Class IS		22,445

Wells Fargo Advantage Government Securities Fund

			72DD		73A		74U        	74V
			Dollar		Per Share	Shares
       			Distributions	Distributions	Outstanding	NAV
Class A			2,030,682	0.0791		29,277,296	3.05
Class B			42,144  	0.0715		1,030,001	3.05
Class C			285,456		0.0714		34,419,840	3.05
Class Admin		4,387,095	0.0816		15,973,678	3.05
Institutional Class     8,154,884


Wells Fargo Advantage High Income Fund

			72DD		73A		74U        	74V
			Dollar		Per Share	Shares
       			Distributions	Distributions	Outstanding	NAV
Class A			2,133,188	0.1337		17,479,032	7.14
Class B			88,989		0.1201		764,219		7.13
Class C			419,638		0.1204		4,250,572	7.14
Administrator Class	64		0.0573		1,392		7.20
Institutional Class	3,875,092	0.1421		27,380,969	7.20
Investor Class		5,738,980	0.1335		44,948,021	7.16

Wells Fargo Advantage High Yield Bond Fund

			72DD		73A		74U        	74V
			Dollar		Per Share	Shares
       			Distributions	Distributions	Outstanding	NAV
Class A			7,119,862	0.0791		92,174,635	3.05
Class B			1,194,108	0.0715		16,617,943	3.05
Class C			2,410,914	0.0714		34,419,840	3.05
Class Admin		1,666,126	0.0816		15,973,678	3.05




Wells Fargo Advantage Income Plus Fund

			72DD		73A		74U        	74V
			Dollar		Per Share	Shares
       			Distributions	Distributions	Outstanding	NAV
Class A			1,940,505	0.1233		21,771,818	12.00
Class B			28,465		0.0990		511,050		12.01
Class C			175,248		0.1005		2,521,967	12.00
Administrator Class	34		0.0399		845		12.00
Institutional Class	1,408,167	0.1326		12,259,619	12.00
Investor Class		1,992,383	0.1221		16,515,104	12.00

Wells Fargo Advantage Short Duration Government Bond Fund

			72DD		73A		74U        	74V
			Dollar		Per Share	Shares
       			Distributions	Distributions	Outstanding	NAV
Class A			1,130,660	0.0676		17,383,234	10.47
Class B			7,227		0.0478		147,810		10.48
Class C			314,208		0.0479		6,879,449	10.48
Administrator Class	3,456,821	0.0739		41,541,070	10.48
Institutional Class	4,072,001	0.0788		54,603,498	10.48


Wells Fargo Advantage Short Term Bond Fund

			72DD		73A		74U        	74V
			Dollar		Per Share	Shares
       			Distributions	Distributions	Outstanding	NAV
Class A			251,008		0.0483		5,394,525	8.73
Class C			44,072		0.0318		1,638,348	8.73
Institutional Class	1,839,221	0.0554		33,415,600	8.74
Investor Class		1,449,844	0.0475		30,548,160	8.73

Wells Fargo Advantage Short Term Bond High Yield Bond Fund

			72DD		73A		74U        	74V
			Dollar		Per Share	Shares
       			Distributions	Distributions	Outstanding	NAV
Class A			2,884,789	0.1057033	28,804,116	8.18
Class C			378,134		0.0902849	4,404,431	8.18
Administrator Class	119		0.0406238	7,336		8.18
Investor Class		2,147,607	0.1048677	21,740,838	8.18


Wells Fargo Advantage Ultra Short Term Income Fund

			72DD		73A		74U        	74V
			Dollar		Per Share	Shares
       			Distributions	Distributions	Outstanding	NAV
Class A			807,763		0.0395		24,524,801	8.52
Class C			50,394		0.0235		2,492,687	8.52
Administrator Class	654,640		0.0426		24,230,262	8.48
Institutional Class	1,390,997	0.0470		30,632,744	8.51
Investor Class		2,026,086	0.0387		51,297,679	8.52

Wells Fargo Advantage North Carolina Tax Free Fund

			72DD		73A		74U        	74V
			Dollar		Per Share	Shares
       			Distributions	Distributions	Outstanding	NAV
Class A			2,178,772	0.4042		5,582,384	10.12
Class B			67,960
Class C			221,328		0.3306		757,820		10.12
Institutional Class	6,670,963	0.4297		14,836,271	10.12